SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.             )

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☒	Definitive Proxy Statement
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STAFF LEASING, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 25, 2002

Dear Shareholder:

On behalf of the Board of Directors and management of Staff Leasing, Inc., d/b/a Gevity HR, we cordially invite you to attend the annual meeting of shareholders to be held on May 30, 2002, at the offices of the Company in Bradenton, Florida, commencing at 9:00 a.m., local time. At this meeting, you will be asked to elect two directors, vote on the change of the name of the Company to Gevity HR, Inc., and vote to approve the Gevity HR, Inc. 2002 Stock Incentive Plan and the Gevity HR, Inc. Annual Incentive Compensation Plan for Executive Officers.

Your vote is very important to us. Regardless of whether you plan to attend, you are requested to mark, sign, date and promptly return the enclosed proxy in the envelope provided. If you attend the annual meeting, you may vote in person even if you have previously mailed a proxy card. We encourage you to vote your shares as soon as possible.

Thank you for your continued support.

Sincerely,

Erik Vonk
Chairman and Chief Executive Officer

STAFF LEASING, INC. d/b/a Gevity HR
600 301 BOULEVARD WEST
SUITE 202
BRADENTON, FLORIDA 34205

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 30, 2002

To the Shareholders of Staff Leasing, Inc.:

PLEASE TAKE NOTICE that the annual meeting of shareholders of Staff Leasing, Inc., (the “Company”) will be held on May 30, 2002, at 9:00 a.m., local time, at the offices of the Company at 600 301 Boulevard West, Suite 202, Bradenton, Florida 34205 for the following purposes:

1.	to elect two Class II directors to serve until the annual meeting of shareholders in 2005 or until their successors are duly elected and qualified;

2.
to consider and vote upon a proposal to approve the Articles of Amendment and Restatement of the Articles of Incorporation of Staff Leasing, Inc. in order to change the name of the Company to “Gevity HR, Inc.”, a copy of which is attached as Exhibit A to the accompanying proxy statement;

3.	to consider and vote upon a proposal to approve the Gevity HR, Inc. 2002 Stock Incentive Plan, a copy of which is attached as Exhibit B to the accompanying proxy statement;

4.
to consider and vote upon a proposal to approve the Gevity HR, Inc. Annual Incentive Compensation Plan for Executive Officers, a copy of which is attached as Exhibit C to the accompanying proxy statement; and

5.	to transact such other business as may properly come before the meeting or an adjournment thereof.

All shareholders are cordially invited to attend the annual meeting; however, only shareholders of record at the close of business on April 1, 2002, are entitled to notice of and to vote at the annual meeting or an adjournment thereof. A list of shareholders entitled to vote will be available at the offices of the Company, 600 301 Boulevard West, Suite 202, Bradenton, Florida 34205 for ten (10) business days immediately preceding the meeting.

PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. No postage is required if the proxy card is mailed in the United States. Prompt response by our shareholders will reduce the time and expense of solicitation.

By Order of the Board of Directors:

Gregory M. Nichols
Secretary
April 25, 2002

STAFF LEASING, INC. d/b/a Gevity HR
600 301 BOULEVARD WEST
SUITE 202
BRADENTON, FLORIDA 34205

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 30, 2002

Staff Leasing, Inc., d/b/a Gevity HR, a Florida corporation (the “Company”), furnishes this proxy statement to its shareholders in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be used at the annual meeting of shareholders of the Company to be held May 30, 2002. Proxies in the form enclosed will be voted at the meeting if properly executed, returned to the Company before the meeting, and not revoked. You may revoke the proxy at any time before it is exercised. The approximate date on which this Proxy Statement and the enclosed proxy card will first be sent to shareholders is April 25, 2002.

The enclosed 2001 Annual Report of the Company does not form any part of the proxy solicitation material.

ABOUT THE MEETING

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock is necessary to constitute a quorum at the annual meeting of shareholders. Abstentions will be treated as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum. In deciding all questions, a holder of common stock is entitled to one vote, in person or by proxy, for each share held in the shareholder’s name on the record date.

The accompanying proxy, unless the shareholder otherwise specifies therein, when executed and returned to the Company will be voted (i) FOR the election of directors of the Company of the persons designated under the caption “Election of Directors—Nominees for Director”; (ii) FOR the approval of the Articles of Amendment and Restatement of the Articles of Incorporation of Staff Leasing, Inc. to change the name of the Company to “Gevity HR, Inc.”, (iii) FOR the approval of the Gevity HR, Inc. 2002 Stock Incentive Plan, (iv) FOR the approval of the Gevity HR, Inc. Annual Incentive Compensation Plan for Executive Officers, and (v) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

To be elected a director, each nominee must receive a plurality of all the votes cast at the meeting for the election of directors. If a quorum is present, any abstentions or broker non-votes will have no effect on the election of directors. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote for the election in such nominee’s stead of any other person the Board of Directors may recommend.

Approval of the Articles of Amendment and Restatement of the Articles of Incorporation of Staff Leasing, Inc. to change the name of the Company to Gevity HR, Inc. requires the affirmative vote of a majority of the shares present and entitled to vote at the meeting. Abstentions will have the same effect as negative votes on the approval of the resolution, but broker non-votes will have no effect on the approval of such proposal.

Approval of the Gevity HR, Inc. 2002 Stock Incentive Plan and the Gevity HR, Inc. Annual Incentive Compensation Plan for Executive Officers requires the affirmative vote of a majority of the shares present and entitled to vote at the meeting. Abstentions will have the same effect as negative votes on such approval, but broker non-votes will have no effect on the approval of such proposal.

Where shareholders have appropriately specified how their proxies are to be voted, the proxies will be voted accordingly. If any other matter or business is brought before the annual meeting, the proxy holders may vote the proxies at their discretion. The Board of Directors does not presently know of any such other matter or business.

SHAREHOLDER PROPOSALS

Shareholders are hereby notified that if they wish a proposal to be included in the Company’s Proxy Statement and form of proxy relating to the 2003 annual meeting of shareholders, a written copy of their proposal must be received by the Company at its principal offices located at 600 301 Boulevard West, Suite 202, Bradenton, Florida 34205, not later than December 26, 2002. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in the Company’s proxy materials. If the Company fails to receive notice of a shareholder proposal at least forty-five (45) days before the date on which the registrant first mailed its proxy materials for the prior year’s annual meeting of shareholders, a proxy may confer discretionary authority to vote on the proposed matter.

OUTSTANDING CAPITAL STOCK

The record date for shareholders entitled to notice of, and to vote at, the 2002 annual meeting of shareholders is the close of business on April 1, 2002. At the close of business on that date, the Company had issued and outstanding and entitled to vote at the annual meeting 20,868,756 shares of Common Stock.

The following table sets forth the beneficial ownership of the Company’s Common Stock as of April 1, 2002 by each director, nominee for director, and executive officer named in the Summary Compensation Table set forth on page 10 of this proxy statement; by each beneficial owner of more than 5% of the outstanding common stock of the Company; and by the directors and executive officers of the Company as a group.

Name	Address	Number of Shares Beneficially Owned(1)		Percent of Outstanding Shares
Charles S. Craig	Two Soundview Dr. Greenwich, CT 06830	4,827,690	(2)	23.1%
Paribas	Equitable Tower 787 7th Ave. New York, NY 10019	1,536,021	(3)	7.4
John E. Panning	2018 84th South Circle, N.W. Bradenton, FL 34209	476,305	(4)	2.3
George B. Beitzel	29 King Street Chappaqua, NY 10514	427,656	(5)	2.0
James F. Manning (6)	1103 Edgewater Circle Bradenton, FL 34209	311,978	(7)	1.5
Lisa J. Harris	6704 Firestone Place Bradenton, FL 34202	135,088	(8)	*
Elliot B. Ross	23500 Merchantile, Suite A Beachwood, OH 44122	94,601	(9)	*
Jonathan H. Kagan	30 Rockefeller Plaza—48th Floor New York, NY 10020	90,395	(10)	*
Darcy E. Bradbury	630 5th Avenue—Suite 2750 New York, NY 10111	20,000	(11)	*
Michael W. Ehresman	8326 9th Avenue Terrence, N.W. Bradenton, FL 34209	19,250	(12)	*
Gregory M. Nichols	406 20th St., West Bradenton, FL 34205	18,750	(13)	*
Directors and executive officers as a group		6,421,713	(14)	30.8

*	Less than one percent.
(1)
Unless otherwise stated, the beneficial owner has sole voting and investment power over the shares indicated. References in the footnotes below to currently exercisable employee stock options include options exercisable within 60 days of April 1, 2002.

(2)
Includes 1,346 shares held by Mr. Craig’s SEP plan; 2,739 shares held by his rollover IRA; and 3,059,501 shares held by the C.S. Craig Family Limited Partnership. The sole general partner of the partnership is Craig Family Holdings, LLC, of which Mr. Craig is the sole member. Also includes 752,397 shares held by the 11/24/87 Trust FBO KC Craig and 752,397 shares held by the 12/17/86 Trust FBO NH Craig, with respect to which Mr. Craig shares voting and investment power. Also includes 156,178 shares held by C.S. Craig Family Foundation, Inc., of which Mr. Craig is President. Also includes 103,132 shares, which Mr. Craig has the right to acquire through currently exercisable employee stock options.

(3)
Includes 1,323,521 shares held by Paribas Principal, Inc. and 212,500 shares held by Paribas North America, Inc. The foregoing information is based upon the information contained in Amendment 6 to Schedule 13D filed with the Securities and Exchange Commission by Paribas on August 10, 2000.

(4)
Includes 1,372 shares owned by Alyssa W. Panning; 1,372 shares owned by Rachael Panning; and 273,661 shares held by the John E. Panning Intangible Asset Management Trust. Mr. Panning disclaims beneficial ownership of the shares held by the John E. Panning Intangible Asset Management Trust. Also includes 199,900 shares, which Mr. Panning has the right to acquire through currently exercisable employee stock options.

(5)
Includes 131,779 shares owned by Mary L. Beitzel, 108,612 shares owned by the Mary L. Beitzel Grantor Trust and 108,612 shares owned by the George Beitzel Grantor Trust. Also includes 35,750 shares, which Mr. Beitzel has the right to acquire through currently exercisable options.

(6)	Mr. Manning served as the interim Chief Executive Officer and Chairman of the Board of Directors of the Company from October 10, 2001 through April 7, 2002.
(7)	Includes 121,278 shares held by the Manning Charitable Remainder Trust.
(8)	Includes 134,588 shares, which Ms. Harris has the right to acquire through currently exercisable employee stock options.
(9)	Includes 35,750 shares, which Mr. Ross has the right to acquire through currently exercisable options.
(10)	Includes an aggregate of 330 shares held by Mr. Kagan’s minor children. Also includes 31,667 shares that Mr. Kagan has the right to acquire through currently exercisable options.
(11)	Includes 20,000 shares, which Ms. Bradbury has the right to acquire through currently exercisable options.
(12)	Includes 18,750 shares, which Mr. Ehresman has the right to acquire through currently exercisable options.
(13)	Includes 18,750 shares, which Mr. Nichols has the right to acquire through currently exercisable options.
(14)	See notes (1) through (13).

COMPLIANCE WITH SECTION 16(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the Company’s directors, executive officers, and owners of more than 10% of the Company’s common stock complied during 2001 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

PROPOSAL 1:    ELECTION OF DIRECTORS

Nominees for Director

The Board of Directors is divided into three classes, each having three-year terms that expire in successive years. The term of office of directors in Class II expires at the 2002 annual meeting of shareholders. The Board of Directors proposes that Elliot B. Ross and Jonathan H. Kagan be re-elected to serve as Class II directors for a term of three years or until their successors are elected and qualified.

Class II Directors.    The nominees for Class II directors, if elected, will have terms ending in 2005:

Elliot B. Ross, age 56, has been a director of the Company since March 1994. He currently serves as Chairman of the Executive Committee and as a member of the Audit, Compensation and Nominating Committees of the Board of Directors. Since January 2000, he has been the Chief Executive Officer of the MLP Group, an executive coaching and consulting firm. He served as President of State Industrial Products, from August 1998 until December 1999. He also served as President of Ross Consulting, Inc., a management-consulting firm established in 1989. Mr. Ross served as Chief Operating Officer of ESSEF Corporation from February 1994 to December 1997.

Jonathan H. Kagan, age 45, has been a director of the Company since May 1999. He currently serves as Chairman of the Nominating Committee and as a member of the Audit, Compensation, Stock Option, Investment and Executive Committees. Since January 2001, Mr. Kagan has been a Managing Director at Lazard Freres & Co. LLC. From 1995 to 2000, Mr. Kagan served as Managing Director of Centre Partners Management LLC managing investments on behalf of Centre Capital Investors II, L.P. and affiliated entities. Mr. Kagan has been a Managing Director of Corporate Advisers, L.P. from 1990 to 2000 and was a Managing Director of Lazard Freres & Co. LLC from 1985 to 1998. Mr. Kagan also serves as a director of Valenzuela Capital Trust.

The Board of Directors unanimously recommends a vote “FOR” the election of the two nominees for Class II Directors named above.

Directors Continuing in Office

Directors in Class I and Class III, who are not up for election at the 2002 annual meeting of shareholders are as follows:

Class I Directors.    The following Class I directors have terms ending in 2003:

James F. Manning, age 72, has been a director of the Company since October 2001. He served as Chairman of the Board and Chief Executive Officer from October 2001 through April 7, 2002. He was retired from May 1998 through October 2001. Mr. Manning was formerly with the Company from 1995 through 1998, serving as President of the Company from July 1995 to December 1996, Vice Chairman of the Board of Directors from January 1997 to December 1997, and a director through May 1998.

George B. Beitzel, age 73, has been a director of the Company since November 1993. He currently serves as Chairman of the Audit Committee, Stock Option and Compensation Committees of the Board of Directors and as a member of the Executive and Nominating Committees. He is presently a director of Actuate Corporation, Deutsche Bank, Bitstream Inc. and Computer Task Group, Incorporated. Mr. Beitzel has been retired since prior to 1997.

Charles S. Craig, age 51, has served as a director of the Company since November 1993. He currently serves as a member of the Executive, Investment, and Stock Option Committees of the Board of Directors. From July 1995 through December 1999, Mr. Craig served as Chief Executive Officer of the Company and as Chairman of the Board of Directors of the Company from November 1993 through May 2000. Mr. Craig has been a Managing Director of Craig Capital Corporation, a personal investment company, since 1988. An investor group organized by Craig Capital Corporation acquired the Company’s predecessor in 1993.

Class III Directors.     The following Class III directors have terms ending in 2004:

Erik Vonk, age 49, was elected as a director of the Company on April 8, 2002 in connection with his employment as Chairman of the Board and Chief Executive Officer of the Company as of the same date. Mr. Vonk was President and Chief Executive Officer of Randstad Holding NV from 1992 to 2001 and was retired from 2001 through April 7, 2002.

John E. Panning, age 51, has served as a director of the Company since May 1998. He has served as Chief Financial Officer since January 1997 and as Chief Operating Officer since May 2001. He served as a member of the three-person Office of the Chairman from January 1997 until December 1999. The Office of the Chairman was disbanded in December 1999 and at that time Mr. Panning was appointed as a member of the Office of Chief Executive and served as such until July 1, 2000. From August 1996 to December 1996, he served as Senior Vice President of Finance of the Company, and from January 1995 to July 1996, he served as Senior Vice President of Sales of the Company.

Darcy E. Bradbury, age 45, has served as a director of the Company since October 2001. She serves as a member of the Audit and Investment Committees of the Board of Directors. Ms. Bradbury is a Managing Director at Mezzacapa Management, LLC, a hedge fund of funds. From 1997 to 2000, Ms. Bradbury was a Managing Director at Deutsche Bank.

Board Committees

The Board of Directors has appointed an Executive Committee, an Audit Committee, a Compensation Committee, a Stock Option Committee, a Nominating Committee and an Investment Committee. The Executive Committee has and may exercise all of the authority of the Board of Directors of the Company in the management of the business and affairs of the Company to the fullest extent permitted under the bylaws of the Company and the Florida Business Corporation Act. The members of the Executive Committee are Elliot B. Ross, George B. Beitzel, Charles S. Craig and Jonathan H. Kagan .

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s financial information, systems of internal control, all audit processes and results, as well as the Company’s accounting, reporting and financial practices. The members of the Audit Committee are George B. Beitzel, Darcy E. Bradbury, Jonathan H. Kagan and Elliot B. Ross.

The Compensation Committee administers the Company’s compensation programs. The members of the Compensation Committee are George B. Beitzel, Jonathan H. Kagan and Elliot B. Ross.

The Stock Option Committee administers the Company’s stock incentive plan. The members of the Stock Option Committee are George B. Beitzel, Charles S. Craig and Jonathan H. Kagan.

The Nominating Committee is responsible for nominating candidates for election to the Board of Directors of the Company. The members of the Nominating Committee are George B. Beitzel, Jonathan H. Kagan and Elliot B. Ross.

The Investment Committee is responsible for overseeing the Company’s investment policy. The members of the Investment Committee are Darcy E. Bradbury, Charles S. Craig and Jonathan H. Kagan.

Board and Committee Meetings

In 2001, the Board of Directors met eight times, the Audit Committee met eight times, the Compensation Committee met four times, the Executive Committee met once, the Stock Option Committee met twice, the Nominating Committee met twice, and the Investment Committee, which was established in September 2001, has not yet met. Each director attended at least 75% of the total number of meetings of the Board and Committees on which the director served.

Board Compensation

Each non-employee director receives an annual fee of $10,000. Each non-employee director also receives $1,000 for attending each meeting of a committee of the Board of Directors.

EXECUTIVE COMPENSATION

The following report of the Compensation Committee and Stock Option Committee and the performance graphs included elsewhere in the Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report or the performance graphs by reference therein.

Report of the Compensation Committee and Stock Option Committee on Executive Compensation

The Compensation Committee and Stock Option Committee of the Board of Directors have furnished the following joint report on executive compensation for fiscal year 2001.

The Company’s compensation program for executives consisted of three key elements:

•	a base salary;

•	a performance bonus; and

•	periodic grants of stock options.

The Committees believe that this three-part approach best serves the interest of the Company and its shareholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances the long-term interests of shareholders. Under this approach, compensation for these officers involves a substantial proportion of pay that is “at risk;” namely, the annual bonus and stock options. The performance bonus permits individual performance to be recognized, and is based, in significant part, on an evaluation of the contribution made by the executive officer to the Company’s performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company’s shareholders.

Base Salary.    Base salaries for the Company’s executive officers, as well as changes in such salaries, are based upon recommendations by the Chief Executive Officer, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position, the contribution and experience of the officer, and the length of the officer’s service. All salary recommendations for the executive officers are reviewed with the Compensation Committee, which then approves, disapproves or modifies the recommendations.

Performance Bonus.    A substantial portion of each executive officer’s potential total annual compensation is in the form of a bonus. Before the beginning of the year, the Chief Executive Officer recommends targeted bonus amounts (as a percentage of base salary) for each executive officer for the coming year. These targets are reviewed and approved or modified by the Compensation Committee. Bonus payments, which must be approved by the Compensation Committee, are based on a combination of individual performance and Company performance. Bonus payments for the first half of 2001 were paid in the third quarter of 2001. No bonus payments were paid to the executive officers for the second half of 2001.

Stock Options.    Stock options are granted to executive officers based on their positions and individual performance. Stock options provide incentive for the creation of shareholder value over the long term and aid significantly in the recruitment and retention of executive officers. The Stock Option Committee considers the recommendations of the Chief Executive Officer and approves all option grants.

Compensation of Chief Executive Officer

In determining compensation for the person or persons serving as Chief Executive Officer the Compensation Committee and Stock Option Committee consider the criteria described above for all executive officers and especially the impact of such person’s leadership and creativity in achieving the Company’s short-term and long-term goals.

Michael K. Phippen was employed as Chief Executive Officer and Chairman of the Board of Directors from July 1, 2000 to October 10, 2001. As of October 10, 2001, the Company accepted Mr. Phippen’s resignation from the Company. Mr. Phippen’s salary and bonus for 2001 were determined pursuant to his employment agreement (described herein under the heading “Executive Agreements—Phippen Employment Agreement”). Mr. Phippen’s severance payment was made pursuant to a Separation Agreement and Mutual Release entered into with the Company (described herein under the heading “Executive Agreements—Phippen Separation Agreement and Mutual Release”). The Committee took into account the terms of Mr. Phippen’s Employment Agreement, which survived through the date of resignation, when negotiating the terms of Mr. Phippen’s Separation Agreement.

James F. Manning, was elected on October 10, 2001 as Chairman and Chief Executive Officer on an interim basis. Mr. Manning’s compensation was determined pursuant to his Interim Service Agreement with the Company (described herein under the heading “Executive Agreements—Manning Interim Service Agreement”). The Committee took into account Mr. Manning’s prior successful history with the Company when negotiating the terms of his Interim Service Agreement.

Section 162(m) of the Internal Revenue Code

Because no employee of the Company has yet received compensation in excess of $1,000,000, the Compensation Committee has not yet adopted a policy with respect to Section 162(m) of the Internal Revenue Code. Generally, that section limits the Company’s ability to deduct non-performance based compensation in excess of $1,000,000 to a particular executive officer in any year. The Compensation Committee will adopt such a policy if it appears likely that one or more of its executives are nearing the $1,000,000 limitation.

This report is submitted jointly by:

The Compensation Committee:	The Stock Option Committee:

George B. Beitzel	George B. Beitzel
Jonathan H. Kagan	Charles S. Craig
Elliot B. Ross	Jonathan H. Kagan

Compensation and Stock Option Committees Interlocks and Insider Participation in Compensation Decisions

The Compensation Committee consists of Messrs. Beitzel, Kagan and Ross. The Stock Option Committee consists of Messrs. Beitzel, Craig and Kagan. In 2001, no member of the Compensation Committee or the Stock Option Committee was an officer or employee of the Company, or any subsidiary of the Company; and, no member of the Compensation Committee or the Stock Option Committee had any interlocking relationships related to their position as a member of the Board of Directors of the Company.

In 2001, no executive officer of the Company served as a member of the compensation committee of another entity; a director of another entity, one of whose board members served on the Compensation Committee or the Stock Option Committee of the Company; or a director of another entity, one of whose board members served on the Board of Directors of the Company.

Summary Compensation Table

The following table sets forth all compensation paid or accrued for services rendered to the Company and its subsidiaries for the last three fiscal years by the Chief Executive Officer and the four other highest-paid executive officers of the Company for 2001 who were serving as executive officers at the end of 2001:

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation	Restricted Stock Awards Granted	Number of Shares Underlying Options Granted		All Other Compensation(1)
James F. Manning(2) Chairman and Chief Executive Officer	2001	$183,462
Michael K. Phippen(3) Chairman and Chief Executive Officer	2001 2000	340,000 193,923	$181,425				400,000	(5)	$550,000 184,703	(4) (6)
John E. Panning Chief Financial Officer and Chief Operating Officer	2001 2000 1999	250,000 241,508 207,000	10,000 109,454 49,200				90,000 200,000 29,000		133,380	(7)
Lisa J. Harris Senior Vice President, Chief Information Officer	2001 2000 1999	230,000 227,885 196,154	11,500 95,560 105,000	(9)			90,000 125,000 75,000		149,500 30,123	(8) (10)
Michael W. Ehresman Senior Vice President, Strategic Initiatives	2001 2000	180,000 48,462	4,500 14,654				30,000 75,000		2,543 40,000	(10) (10)
Gregory M. Nichols(11) Senior Vice President, Human Resources and General Counsel	2001	179,308	2,775				105,000		81,043	(10)

(1)
Does not include perquisites and other personal benefits, securities or property that do not aggregate in excess of the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(2)
Mr. Manning was elected to serve as Chairman of the Board and Chief Executive Officer on October 10, 2001 through April 7, 2002. He remains a Class I director and is employed by the Company pursuant to the Interim Service Agreement described herein under the heading “Executive Agreements—Manning Interim Service Agreement.”

(3)	Mr. Phippen was hired as an officer and director of the Company on July 1, 2000 and resigned on October 10, 2001.
(4)
Includes a severance payment equal to one year’s base salary of $400,000, plus $150,000, pursuant to an agreement with the Company described herein under the heading “Executive Agreements—Phippen Separation Agreement and Mutual Release”.

(5)
Includes options to purchase 150,000 shares in three separate tranches, vesting over a three-year period following three stock price trigger dates. Stock price trigger dates are the dates on which the closing price of the common stock on the NASDAQ National Market exceeds for thirty consecutive business days, $10.00 per share, $15.00 per share and $20.00 per share, respectively. Following Mr. Phippen’s resignation from the Company on October 10, 2001, and in accordance with the terms and conditions of the stock options agreement, options to purchase all 400,000 shares underlying the options granted to Mr. Phippen expired.

(6)	Reflects relocation expenses of $184,703.
(7)	Retention bonus of $133,380.
(8)	Retention bonus of $149,500.
(9)	Includes a signing bonus of $55,000.
(10)	Relocation expenses.
(11)	Mr. Nichols was hired in January of 2001.

Option Grants in 2001

The following table shows options to purchase shares of Common Stock granted in 2001 to the executive officers named in the Summary Compensation Table set forth on page 10:

Name	Number of Granted Options	% of Total Options Granted to Employees In 2001	Exercise Price per Share	Expiration Date	Value at Grant Date(1)
James F. Manning	0	0%	N/A	N/A	N/A
Michael K. Phippen	0	0	N/A	N/A	N/A
John E. Panning	90,000	6.4	$1.70	11/29/2011	$45,900
Lisa J. Harris	90,000	6.4	1.70	11/29/2011	45,900
Michael W. Ehresman	30,000	2.2	1.70	11/29/2011	15,300
Gregory M. Nichols	75,000 30,000	5.5 2.2	3.375 1.70	01/04/2011 11/29/2011	112,500 15,300

(1)
The value of the option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 8.85%; expected volatility of 81.49%; risk-free interest rate of 5.40%; and expected life of 6.40 years.

Executive Agreements

Manning Interim Service Agreement.    On October 10, 2001, the Company entered into an Interim Service Agreement with James F. Manning (the “Interim Agreement”) pursuant to which Mr. Manning was employed on October 10, 2001 as the Chairman of the Board and the interim Chief Executive Officer of the Company for a period of six months with an option to renew for up to one year as a replacement for Michael K. Phippen, who resigned from the Company as of October 10, 2001. Continuation of Mr. Manning’s employment after April 9, 2002 was subject to mutual agreement between him and the Company. Mr. Manning and the Company agreed to renew the Interim Agreement through June 9, 2002. Pursuant to the Interim Agreement, Mr. Manning is to receive a monthly salary of $75,000 plus the reimbursement of any reasonable expenses incurred in the performance of his position. Mr. Manning is not entitled to any benefits, cash bonus, or any options to purchase common stock of the Company during the term of the Interim Agreement.

Upon the appointment of Erik Vonk as Chairman of the Board and Chief Executive Officer as of April 8, 2002, Mr. Manning resigned from those positions, but will remain employed by the Company until June 9, 2002 and will remain a Class I director of the Board of Directors until his term expires in 2003. Effective May 10, 2002 Mr. Manning’s compensation is reduced to $37,500 per month.

Phippen Employment Agreement.    On June 15, 2000, the Company entered into an Employment Agreement with Michael K. Phippen (the “Phippen Employment Agreement”) pursuant to which Mr. Phippen was employed as the Chairman of the Board and the Chief Executive Officer of the Company effective July 1, 2000. Under the Phippen Employment Agreement, Mr. Phippen was eligible to receive an annual salary of $400,000; an annual bonus pursuant to an incentive compensation plan, provided that his annual bonus target was 75% of his annual salary; an option to purchase 250,000 shares of the Company’s common stock vesting over a three-year period at an exercise price per share of $3.675 and an option to purchase 150,000 shares of the Company’s common stock in three groups of 50,000 each vesting over a three-year period based on three separate stock price trigger dates at an exercise price per share of $3.675. Mr. Phippen was also eligible to participate in the Company’s employee benefit plans, receive four weeks vacation, and be reimbursed for reasonable relocation expenses. Under the Employment Agreement, Mr. Phippen was to keep all confidential information of the Company confidential, and for the period of his employment, plus an additional two-year period, Mr. Phippen would not compete with, solicit employees of, or solicit customers of the Company.

The Company was allowed to terminate Mr. Phippen’s Employment Agreement at any time, provided that, if his employment was terminated due to his death, disability, or by the Company other than for cause (as defined in the Phippen Employment Agreement), he was entitled to one year’s base salary and continuation of employee benefits for a period of six months. However, if he was terminated prior to July 1, 2002, and conditioned upon his execution of a Separation Agreement and Release satisfactory to the Company, he would also be entitled to the target annual bonus for the fiscal year in which the termination occurred. Mr. Phippen’s Employment Agreement was terminated on October 10, 2001 when the Company accepted Mr. Phippen’s resignation.

Phippen Separation Agreement.    As of the date of Mr. Phippen’s resignation, the Company entered into a Separation Agreement and Mutual Release with Mr. Phippen (the “Phippen Separation Agreement”). Pursuant to the Phippen Separation Agreement, and in full satisfaction of the terms of the Phippen Employment Agreement, Mr. Phippen received compensation equal to one year’s base salary plus $150,000. The Phippen Separation Agreement provides for a mutual release and indemnification between the Company and Mr. Phippen related to Mr. Phippen’s employment with the Company.

Change of Control Agreements.    The Company has entered into agreements (the “Executive Agreements”) with Ms. Harris and Messrs. Panning, Ehresman and Nichols that provide for certain payments to be made to such executives in the event of a change of control of the Company. For purposes of the Executive Agreements with Ms. Harris and Messrs. Ehresman and Nichols, a “change in control” means:

•	the acquisition by certain third parties of 25% or more of the voting power of the Company’s outstanding voting securities;

•	a majority change in the composition of the Company’s Board of Directors;

•
the consummation of certain mergers or consolidations of the Company where the voting securities outstanding immediately prior to such transactions represent 50% or less of the total voting power of the corporation resulting from such mergers or consolidations (or, if applicable, such corporation’s ultimate parent); or

•	the approval by shareholders of a plan of liquidation or dissolution of the Company or the sale of all or substantially all of the Company’s assets.

•	the voluntary termination of their own employment with the Company based on non-consensual material changes in the nature of their employment or a reduction in compensation.

For purposes of the Executive Agreement with Mr. Panning, a “change in control” means:

•	the acquisition by certain third parties (other than Charles S. Craig and his affiliates and associates) of 25% or more of the voting power of the Company’s outstanding voting securities; or

•	a majority change in the composition of the Company’s Board of Directors.

Under the Executive Agreements with Ms. Harris and Messrs. Ehresman and Nichols, each is entitled to compensation if he or she is employed by the Company at the time of a change in control and his or her employment is terminated within two years after that change in control by the Company for a reason other than for cause (as defined in the Executive Agreements) or by the executive for good reason (as defined in the Executive Agreement). In such event, the executive would receive:

•
a lump-sum payment equal to either the executive’s average annual incentive bonus earned in the three fiscal years prior to the termination or the executive’s target annual incentive bonus for the year in which the termination occurs, whichever is greater (the “Highest Bonus”), multiplied by the fraction of the fiscal year remaining after the termination, but reduced by any annual incentive bonus amounts paid to the executive during the fiscal year in which the termination takes place; plus

•
Ms. Harris would receive a lump-sum payment equal to two (2) times the amount of her highest annual rate of base salary during the one-year period prior to the termination; and Messrs. Ehresman and Nichols receive a lump-sum payment equal to one (1) times the amount of his highest annual rate of base salary during the one-year period prior to the termination.

Under his Executive Agreement, Mr. Panning, is entitled to compensation if he is employed by the Company at the time of a change in control and his employment is terminated within eighteen months after that change in control by the Company for a reason other than for cause (as defined in the Executive Agreement), or if Mr. Panning voluntarily terminates his own employment with the Company based on non-consensual material changes in the nature of his employment or a reduction in compensation. In such event, the Company must make a lump-sum payment to a trust equal to an amount which, if paid in eighteen monthly installments, will have a present value equal to the amount by which 299% of Mr. Panning’s base amount (as defined in Section 280G of the Internal Revenue Code of 1986, as amended) exceeds the aggregate present value of all prior parachute payments (as defined in Section 280G of the Code) received by Mr. Panning. Payments from the trust shall be made to Mr. Panning over a thirty-six month period; provided, however that he remain unemployed. In the event that Mr. Panning accepts employment during the thirty-six month period, his monthly installments from the trust will be decreased by the amount of compensation received from his new employment, with any funds not distributed under the terms of Mr. Panning’s Executive Agreement being returned to the Company.

The Executive Agreements with Ms. Harris and Messrs. Ehresman and Nichols also provide for the continuation of the executive’s life, disability and accident insurance and medical and dental plan coverage for the number of years after termination of the executive’s employment equal to the multiple of base salary payable to the executive upon a change in control (or if the executive cannot continue as a participant in such plans, for the provision of such benefits on the same after tax basis as if such participation has been permitted). No comparable provision exists in the Executive Agreement with Mr. Panning. In addition, if Ms. Harris is subject to the excise tax imposed under Section 4999 of the Code, the Company will pay her an additional amount so as to put her in the same after-tax position she would have been in had the excise tax never applied.

AUDIT COMMITTEE

Audit Committee Report

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee assists the Board of Directors of the Company in fulfilling its responsibilities with respect to the general oversight of the Company’s financial accounting and reporting, systems of internal control, and all audit processes and results. The Board of Directors has adopted a charter for the Audit Committee, which is attached as Exhibit D to this proxy statement. Management of the Company has primary responsibility for preparing financial statements of the Company as well as the Company’s financial reporting process. Deloitte & Touche LLP, acting as independent accountants, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. Each of the members of the Audit Committee is independent as defined under the listing standards of The NASDAQ National Market (as defined in Section 4200(a)(4) of the National Association of Securities Dealers Marketplace Rules).

The Audit Committee report, with respect to the audit of the Company’s 2001 financial statements (the “Financial Statements”), is as follows:

•	The Audit Committee has reviewed and discussed the Financial Statements with the Company’s management;

•
The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), which include, without limitation, matters related to the conduct of the audit of the Financial Statements; and

•
The Audit Committee has received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (which relates to Deloitte & Touche LLP’s independence from the Company) and has discussed this with Deloitte & Touche LLP.

Based on reviews and discussions of the Financial Statements with management and discussions with Deloitte & Touche LLP discussed above, the Audit Committee recommended to the Board of Directors that such Financial Statements be included in the Company’s Annual Report on Form 10-K.

This report is submitted by the Audit Committee:

George B. Beitzel
Darcy E. Bradbury
Jonathan H. Kagan
Elliot B. Ross

STOCK PERFORMANCE CHART

The following chart compares the return on the Company’s common stock from June 25, 1997 through December 31, 2001, with the NASDAQ Stock Market (U.S.) Index and a Peer Group Index (defined below). The comparison assumes $100 was invested on June 25, 1997 (i) in the Company, (ii) in the NASDAQ Stock Market (U.S.) Index, and (iii) the Peer Group Index, and assumes reinvestment of dividends and distributions. The Peer Group Index is comprised of leading professional employer organizations, including Administaff, Inc., TeamStaff, Inc. and Team Mucho, Inc. (formerly known as Team America Corporation). The Peer Group Index was revised to reflect significant changes in the business operations of the companies included in last year’s reported peer group. The former Peer Group Index consisted of Administaff, Inc., TeamStaff, Inc., Employee Solutions, Inc., Team Mucho, Inc. and Vincam, Inc. (through March 11, 1999), each of which provides or provided professional employer services similar to those that the Company provides. Employee Solutions, Inc. was excluded from the peer group due to its discontinuation of thirteen operations as a professional employer organization in December 2000. In addition, Vincam, Inc. was excluded from the peer group as a result of its acquisition in March 1999.

INDEX	6/25/97	12/97	12/98	12/99	12/00	12/01
Staff Leasing, Inc.	$100.00	$111.03	$68.38	$55.88	$17.65	$14.94
Peer Group Index	100.00	110.28	77.39	88.52	124.40	117.38
NASDAQ Stock Market (U.S.)	100.00	108.58	151.61	281.37	170.82	134.86

PROPOSAL 2:    TO AMEND AND RESTATE THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY NAME FROM
STAFF LEASING, INC. TO GEVITY HR, INC.

Introduction

Shareholders are being asked to approve the Articles of Amendment and Restatement of the Articles of Incorporation of Staff Leasing, Inc.

For the reasons listed below, the Board of Directors believes that changing the name of the Company is in the best interests of the Company and its shareholders. In order to accomplish this name change, it is necessary to amend the Company’s Articles of Incorporation.

Reasons for the Proposed Name Change

On August 3, 2001, the Company announced that it would change its name to Gevity HR and, subsequent to that date, the Company has conducted business as Staff Leasing, Inc. d/b/a Gevity HR. The new identity was chosen by the Company to more accurately reflect the role the Company now plays with businesses by enabling them to build the foundation for attracting and retaining long-term, loyal employees. “Gevity HR” was chosen because it conveys the Company’s objective of assisting its clients to build lasting relationships with their employees through better human resource management. In addition, management recommended the change of name of the Company to avoid the confusion sometimes originating from the Company’s use of “Staff Leasing” which was interpreted by some to mean that the Company was a staffing firm, as opposed to a comprehensive human resource solutions provider.

Effective August 20, 2001, the ticker symbol for the Company’s common stock on the NASDAQ Stock Market was changed to “GVHR”, in order to be associated with the proposed name of the Company. The ticker symbol will remain “GVHR”. The Company has begun using “GVHR” in connection with its marketing, advertising and other communications and will not incur additional expense if the name of the Company is formally changed as recommended.

If shareholders do not approve the proposal to formally change the name of the Company, management intends to continue to conduct business as Staff Leasing, Inc. d/b/a Gevity HR. However, having to do business under an assumed name presents an additional complexity and creates confusion inasmuch as the Company’s legal name would remain Staff Leasing, Inc. Accordingly, shareholders are urged to vote for the proposal to change the name of the Company to Gevity HR, Inc.

The text of the proposed Articles of Amendment and Restatement of the Articles of Incorporation of the Company is set forth as Exhibit A to this Proxy Statement. If this proposal is approved, it will become effective upon filing of the Articles of Amendment and Restatement with the Florida Department of State. Except for a change in the name of the Company and the omission of information allowed by law to be omitted by an amendment and restatement, no other changes are being proposed to the Company’s Articles of Incorporation.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Articles of Amendment and Restatement of the Articles of Incorporation of Staff Leasing, Inc.

PROPOSAL 3:    TO APPROVE THE GEVITY HR, INC.
2002 STOCK INCENTIVE PLAN

Introduction

Shareholders are being asked to approve the Gevity HR, Inc. 2002 Stock Incentive Plan (the “2002 Stock Incentive Plan”). The 2002 Stock Incentive Plan is intended to provide incentive to officers, employees, directors, consultants and other service providers of the Company to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the Company’s long-term growth and profitability. The 2002 Stock Incentive Plan is also intended to encourage stock ownership by officers, employees, directors, consultants and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of stock, or to receive compensation which is based upon appreciation in the value of stock; and provide a means of obtaining, rewarding and retaining key personnel, consultants and service providers. A full and complete copy of the 2002 Stock Incentive Plan is attached to this Proxy Statement as Exhibit B.

The Company currently has a 1997 stock incentive plan in place, the terms of which are substantially similar to the proposed 2002 Stock Incentive Plan. Under the 1997 stock incentive plan, however, only 1,005,288 shares remain available for issuance as of April 1, 2002. The Board of Directors believes that the successful continuation of the Company’s business strategy depends on attracting and retaining able executives, managers and key employees. Accordingly, the Board of Directors believes that additional shares must be reserved to facilitate the Company’s attraction and retention of capable personnel, including new executive officers.

The 2002 Stock Incentive Plan will be administered by the Stock Option Committee, or such other committee as designated by the Board of Directors, whose members are selected by the Board of Directors (the “Stock Option Committee”). When appointing members to the Stock Option Committee, the Board of Directors will consider the advisability of complying with the disinterested standards contained in both Section 162(m) of the Internal Revenue Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Stock Option Committee will always have at least two members. The Stock Option Committee will have the authority to grant awards under the 2002 Stock Incentive Plan and to make all other determinations that it may deem necessary or advisable for the administration of the 2002 Stock Incentive Plan.

Applicable Employees

The Stock Option Committee will have full authority in its discretion to determine the officers, employees, directors, consultants and service providers of the Company to whom stock incentives will be granted and the terms and provisions of stock incentives. Stock incentives may be granted only to officers, employees, directors, consultants and other service providers of the Company, or any affiliate of the Company (each a “Participant”); provided, however, that an incentive stock option may only be granted to an employee of the Company or any subsidiary of the Company.

Terms of the 2002 Stock Incentive Plan

The 2002 Stock Incentive Plan permits the Stock Option Committee to make awards of shares of the Company’s common stock, awards of derivative securities related to the value of the common stock and tax reimbursement payments to eligible persons. These discretionary awards may be made on an individual basis or through a program approved by the Stock Option Committee for the benefit of a group of eligible persons. The 2002 Stock Incentive Plan permits the Stock Option Committee to make awards of a variety of equity-based incentives, including stock awards, options to purchase shares of the Company’s common stock, stock appreciation rights, dividend equivalent rights, performance unit awards and phantom shares (collectively, “Stock Incentives”).

The number of shares of common stock as to which any Stock Incentive granted and to whom any Stock Incentive granted will be determined by the Stock Option Committee, subject to the provisions of the 2002 Stock Incentive Plan. Subject to adjustment, 2,000,000 shares of Stock are reserved exclusively for issuance pursuant to Stock Incentives. Stock Incentives may be made exercisable or settled at the prices and may be made forfeitable or terminable under the terms established by the Stock Option Committee, to the extent not otherwise inconsistent with the terms of the 2002 Stock Incentive Plan. Stock Incentives generally are not transferable or assignable during a holder’s lifetime.

The date a Stock Incentive is granted will be the date on which the Stock Option Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

No eligible employee may be granted during any single calendar year rights to receive shares of the Company’s common stock under options or stock appreciation rights which, in the aggregate, exceed 1,000,000 shares of common stock. By adhering to this limitation, the 2002 Stock Incentive Plan will comply with one of the requirements of Section 162(m) of the Internal Revenue Code and is intended to preserve the Company’s federal income tax deduction for certain compensation paid to its named executive officers in excess of $1,000,000.

Option Incentives

The 2002 Stock Incentive Plan will provide for the grant of incentive stock options and nonqualified stock options. The Stock Option Committee will determine whether an option is an incentive stock option or a nonqualified stock option at the time the option is granted, and the option will be evidenced by a stock incentive agreement. Options may be made exercisable on terms established by the Stock Option Committee, to the extent not otherwise inconsistent with the terms of the 2002 Stock Incentive Plan. The exercise price of an option will be set forth in the applicable stock incentive agreement.

The exercise price of an incentive stock option may not be less than the fair market value of the Company’s common stock on the date of the grant nor less than 110% of the fair market value if the Participant owns more than 10% of the outstanding common stock of the Company or any subsidiary. At the time an incentive stock option is exercised, the Company will be entitled to place a legend on the certificates representing the shares of common stock purchased to identify them as shares of common stock purchased upon the exercise of an incentive stock option. Nonqualified stock options may be made exercisable at a price equal to, less than or more than the fair market value of the common stock on the date that the option is granted. The Stock Option Committee may permit an option exercise price:

•	to be paid in cash;

•	by the delivery of previously-owned shares of common stock;

•	to be satisfied through a cashless exercise executed through a broker; or

•	by having a number of shares of common stock otherwise issuable at the time of exercise withheld.

The Stock Option Committee also may authorize financing by the Company to assist a Participant with payment of the exercise price.

The term of an option will be specified in the applicable stock incentive agreement. The term of an incentive stock option may not exceed ten years from the date of grant; however, any incentive stock option granted to a Participant who owns more than 10% of the common stock of the Company or any subsidiary will not be exercisable after the expiration of five years from the date the option is granted. Subject to any further limitations in a stock incentive agreement, in the event of a Participant’s termination of employment, the term of an incentive stock option will expire, terminate and become unexercisable no later than three months after the date of the termination of employment; provided, however, that if termination of employment is due to death or disability, up to one year may be substituted for the three-month period for incentive stock options. The Stock Option Committee may provide that the term of an incentive stock option may exceed these limits; however, in that case, the option may be treated as a nonqualified stock option for tax purposes.

Stock Appreciation Rights

Stock appreciation rights may be granted separately or in connection with another Stock Incentive, and the Stock Option Committee may provide that stock appreciation rights are exercisable at the discretion of the holder or that they will be paid at a specific time or times or upon the occurrence or non-occurrence of events that may be specified in the applicable stock incentive agreement. Stock appreciation rights may be settled in shares of common stock of the Company or in cash, according to terms established by the Stock Option Committee with respect to any particular award.

Stock Awards

The Stock Option Committee may grant shares of common stock of the Company to a Participant, subject to restrictions and conditions, if any, as the Stock Option Committee may determine.

Other Incentive Awards

Dividend equivalent rights, performance units and phantom shares may be granted in numbers or units and subject to any conditions and restrictions as determined by the Stock Option Committee and will be payable in cash or shares of common stock of the Company, as determined by the Stock Option Committee.

Tax Reimbursement Payments

The Stock Option Committee may make cash tax reimbursement payments designed to cover tax obligations of recipients that result from the receipt or exercise of a Stock Incentive.

Termination of Stock Incentives

The terms of a particular Stock Incentive may provide that they terminate in the event of certain circumstances, including:

•	upon the holder’s termination of employment or other status with respect to the Company or any affiliate of the Company;

•	upon a specified date;

•	upon the holder’s death or disability; or

•	upon the occurrence of a change in control of the Company.

Stock Incentives may include exercise, conversion or settlement rights to a holder’s estate or personal representative in the event of the holder’s death or disability. At the Stock Option Committee’s discretion, Stock Incentives that are subject to termination may be cancelled, accelerated, paid or continued, subject to the terms of the applicable agreement reflecting the terms of a Stock Incentive and to the provisions of the 2002 Stock Incentive Plan.

Reorganizations

The number of shares of common stock of the Company reserved for issuance in connection with the grant or settlement of a Stock Incentive or to which a Stock Incentive is subject, as the case may be, and the exercise price of an option are subject to adjustment in the event of any recapitalization of the Company or similar event effected without the receipt of consideration. In the event of specified corporate reorganizations, Stock Incentives may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Stock Option Committee, provided that the adjustment is not inconsistent with the terms of the 2002 Stock Incentive Plan or any agreement reflecting the terms of a Stock Incentive. Also, in such events, other awards may be assumed as Stock Incentives under the 2002 Stock Incentive Plan.

Amendments or Termination

Although the 2002 Stock Incentive Plan may be amended or terminated by the Board of Directors without shareholder approval, the Board of Directors also may condition any amendment upon shareholder approval if shareholder approval is deemed necessary or appropriate in consideration of tax, securities or other laws. No amendment or termination by the Board of Directors may adversely affect the rights of a holder of a Stock Incentive without the holder’s consent.

Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the 2002 Stock Incentive Plan. Individual circumstances may vary and each Participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2002 Stock Incentive Plan.

Incentive Stock Options.    A Participant will not recognize income and will not be taxed upon the grant of an incentive stock option nor upon exercise of all or a portion of the option. Instead, the Participant will be taxed at the time he or she sells the shares of common stock of the Company purchased on exercise of the incentive stock option. The Participant will be taxed on the difference between the price he or she paid for the common stock of the Company and the amount for which he or she sells the common stock. If the Participant does not sell the shares of common stock during the two-year period from the date of grant of the incentive stock option and one-year period from the date the common stock of the Company is transferred to him or her, the gain will be capital gain, and the Company will not be entitled to a corresponding deduction. If the Participant sells the shares of common stock prior to that time, the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale) will be recognized by the Participant as ordinary income and the Company will be entitled to a corresponding deduction. The balance of any gain, and any loss, will be treated as a capital gain or loss to the optionee. Exercise of an incentive stock option may subject a Participant to, or increase a Participant’s liability for, the alternative minimum tax.

Nonqualified Options.    A Participant will not recognize income and will not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the Participant exercises all or a portion of a nonqualified option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock of the Company on the date the option is exercised over the price paid for the common stock, and the Company will then be entitled to a corresponding deduction.

If the shares of common stock of the Company are held for more than one year after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised. If the one-year holding period is not met, the gain/loss will be short-term.

Special rules apply to a Participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.

Other Stock Incentives.    A Participant will not recognize income and will not be taxed upon the grant of a stock appreciation right, dividend equivalent right, performance unit award or phantom share (collectively, the “Equity Incentives”). Generally, at the time a Participant receives payment under any Equity Incentive, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the common stock received, and the Company will then be entitled to a corresponding deduction.

A Participant will not be taxed upon the grant of a stock award if the award is not transferable by the Participant or is subject to a “substantial risk of forfeiture”, as defined in the Code. When the shares of common stock of the Company that are subject to the stock award become transferable or are no longer subject to a substantial risk of forfeiture, however, the Participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a Participant so elects at the time of receipt of a stock award (by filing an election with the IRS within 30 days after the date the shares are considered to be transferred to the employee), he or she may include the fair market value of the stock subject to the award, less any amount paid for that stock, in income at that time and the Company will also be entitled to a corresponding deduction at that time. However, if the shares are subsequently forfeited, the Participant will not be entitled to a deduction.

Benefits to Named Executive Officers and Others.    Assuming Proposal 3 is approved by the shareholders, stock options will be issued on the date of shareholder approval under the 2002 Stock Incentive Plan to the persons and groups shown in the table below. Except for the grants shown, the Stock Option Committee has not made any determination as to any other grants under the 2002 Stock Incentive Plan. Consequently, it is not possible to determine, with respect to the groups shown in the table below, the benefits or amounts that will be received in the future by such groups pursuant to the 2002 Stock Incentive Plan.

GEVITY HR, INC. 2002 STOCK INCENTIVE PLAN

Name and Position	Number of Options
Executive Officers:
Erik Vonk, Chief Executive Officer	900,000	*
All Executive Officers as a Group	N/A
All Non-Executive Directors as a Group	N/A
All Non-Executive Officer Employees as a Group	N/A

*
The amount of the grant to Mr. Vonk was determined, and based, in part, on his (i) waiver of any cash bonus consideration for 2002 (ii) personal purchase on March 21, 2002 of 165,562 shares of the common stock of the Company for $499,997, the fair market value of the stock on the date of purchase, and (iii) desire to be completely aligned with all Company shareholders to share in the long-term growth in shareholder value. The stock options will have a 10-year term, a 4-year vesting schedule of 25% on each anniversary of the date of grant and an exercise price per share equal to the fair market value of a share of common stock on the date of grant.

The Board of Directors unanimously recommends a vote “FOR” approval of the Gevity HR, Inc. 2002 Stock Incentive Plan.

PROPOSAL 4:    TO APPROVE THE GEVITY HR, INC.
ANNUAL INCENTIVE COMPENSATION PLAN
FOR EXECUTIVE OFFICERS

Introduction

Shareholders are being asked to approve the proposal to adopt the Gevity HR, Inc. Annual Incentive Compensation Plan for Executive Officers (the “Executive Incentive Plan”). The purpose of this Executive Incentive Plan is to recruit and retain highly qualified executives and other employees, to provide incentives to such individuals to attain the goals of the Company and to provide such employees of the Company with incentive compensation based on the performance of the Company in order to enhance shareholder value. This Executive Incentive Plan is the means by which the Compensation Committee will determine annual incentive bonuses and effect and implement awards for employees participating in the Executive Incentive Plan. A full and complete copy of the Executive Incentive Plan is attached to this Proxy Statement as Exhibit C.

If the Gevity HR, Inc. Executive Incentive Plan is approved by the shareholders, the plan will not go into effect until January 2003.

Executive Officers Included

Each employee of the Company or any affiliate holding a position of Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Executive Vice President, Senior Vice President, or Vice President, or an equivalent position at an affiliate, will be eligible to receive awards under the Executive Incentive Plan.

Terms of the Executive Incentive Plan

The administration and operation of the Executive Incentive Plan will be supervised by members of the Company’s Compensation Committee, which will consist of two or more members of the Board of Directors of the Company (“the Committee”) with respect to all matters. The Committee will interpret and construe any and all provisions of the Executive Incentive Plan and any determination made by the Committee under the Executive Incentive Plan will be final and conclusive. The Executive Incentive Plan will be interpreted in view of the intention that any grant of compensation pursuant to the Executive Incentive Plan is intended to qualify as performance-based compensation within the meaning of the Internal Revenue Code Section 162(m).

Within the first 90 days of each year, the Committee will establish the performance measures for the payment of individual awards under the Executive Incentive Plan. Performance measures are established by the Committee under an objective formula or standard consisting of one or any combination of the following criteria:

•	revenue;

•	gross profit;

•	operating expenses;

•	earnings per share;

•	return on net assets;

•	cash return on assets;

•	operating return on assets;

•	earnings before interest, taxes, depreciation and amortization;

•	client retention;

•	new client acquisition;

•	worksite employee growth rate;

•	workers’ compensation billed mix;

•	client health benefit plan subsidy;

•	internal employee turnover rate;

•	return on invested capital; or

•	return on equity.

The Committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting.

The Committee may establish a percentage of each eligible executive’s base compensation to be paid as an incentive bonus under the Executive Incentive Plan. The Committee may then reduce, but not increase, in its sole discretion, by up to 25% of the amount of the incentive bonus which would have otherwise been payable to the executive based upon the Committee’s determination of the performance of the executive for the year in other, qualitative goals. In no event will the amount of the bonus payable to any executive attributable under this Executive Incentive Plan exceed $1 million in a year.

An executive may defer receipt of all or a portion of any award received under this Executive Incentive Plan and designate a beneficiary to receive any payments to be made following the executive’s death.

Termination of the Executive Incentive Plan

The Committee may at any time amend, suspend, discontinue or terminate the Executive Incentive Plan. No annual incentive bonus will be paid for any year if the Executive Incentive Plan is terminated prior to the last day of such year.

Tax Consequences

The Executive Incentive Plan is designed to ensure that the bonuses paid hereunder to eligible participants are deductible under Section 162(m) of the Internal Revenue Code of 1986, and the regulations and interpretations promulgated thereunder. Payments to the executives under the Executive Incentive Plan will be taxable compensation to the recipient upon receipt and deductible as compensation by the Company.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Annual Incentive Compensation Plan for Executive Officers.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Independent Accountants

Deloitte & Touche LLP acted as the Company’s independent accountants for 2001. One or more representatives of Deloitte & Touche LLP will attend the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders. Upon the recommendation of the Audit Committee, the Board of Directors appointed Deloitte & Touche LLP as the independent accountants of the Company for 2002.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of the financial statements and the reviews of the financial statements included in the registrant’s Forms 10-Q for 2001 were $190,000.

Financial Information Systems Design and Implementation Fees

The Company did not retain Deloitte & Touche LLP to perform any financial information systems design or implementation services in 2001.

All Other Fees

During 2001, the fees billed by Deloitte & Touche LLP for services not described above were $808,150.

Determination of Accountant Independence

The Audit Committee considered the provision of non-audit services by Deloitte & Touche LLP and determined that it was not incompatible with maintaining their independence.

SOLICITATION OF PROXIES

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The Company will bear the expense of preparing, printing, and mailing the proxy solicitation material and the form of proxy. In addition to use of the mail, proxies may be solicited by personal interview, telephone, and telegram by directors and regular officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company anticipates the total amount estimated to be spent, including the total expenditures to date, for and in furtherance of the solicitation of securities holders to be $10,000.

By	Order of the Board of Directors,

Gr	egory M. Nichols
Sec	retary

Bradenton, Florida
April 25, 2002

Exhibit A

ARTICLES OF AMENDMENT AND RESTATEMENT
OF THE
ARTICLES OF INCORPORATION
OF
STAFF LEASING, INC.

To the Florida Secretary of State:

Staff Leasing, Inc., a company organized and existing under the laws of the State of Florida, hereby certifies as follows:

The original Articles of Incorporation of Staff Leasing, Inc., were filed with the Secretary of State of the State of Florida on February 28, 1997.

These Articles of Amendment and Restatement of the Articles of Incorporation of Staff Leasing, Inc. were duly adopted by a majority of the shareholders of common stock of Staff Leasing, Inc. on May 30, 2002, in accordance with the provisions of Section 607.1003 and 607.1007 of the Florida Business Corporation Act (the “Florida Act”). The number of votes cast by the shareholders of common stock of Staff Leasing, Inc. was sufficient to approve these Articles of Amendment and Restatement of the Articles of Incorporation of Staff Leasing, Inc. Pursuant to Sections 607.1006 and 607.1007 of the Florida Act, Staff Leasing, Inc. hereby amends and restates its Articles of Incorporation in its entirety, superceding entirely all previous filings.

ARTICLE I.    NAME

The name of the corporation is Gevity HR, Inc.

ARTICLE II.    PRINCIPAL OFFICE

The principal office of the Corporation in the State of Florida is located at 600 301 Boulevard West, Suite 202, Bradenton, Florida 34205.

ARTICLE III.    REGISTERED OFFICE

The Corporation shall maintain a registered office and a registered agent within the State of Florida.

ARTICLE IV.    PURPOSE

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Florida Act.

ARTICLE V.    CAPITAL STOCK

The total number of shares of capital stock which the Corporation is authorized to issue is 110,000,000, divided into two classes as follows:

(a)	100,000,000 shares of common stock, $.01 par value per share (“Common Stock”); and

(b)	10,000,000 shares of preferred stock, $.01 par value per share (“Preferred Stock”).

The designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the Common Stock and Preferred Stock of the Corporation are as follows:

(a)	Provisions Relating to the Common Stock

(1)
Each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder’s name on the records of the Corporation on each matter submitted to a vote of the shareholders.

(2)
Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as, and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

(3)
Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock and the holders of any bonds, debentures, or other obligations of the Corporation shall have been paid in full the amounts to which they shall be entitled (if any), or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock and any bonds, debentures, or other obligations of the Corporation.

(b)	Provisions Relating to the Preferred Stock

(1)
The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and the qualifications, limitations, and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors of the Corporation as hereafter prescribed.

(2)
Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each such class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(i)
whether or not such class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

(ii)	the number of shares to constitute such class or series and the designations thereof;

(iii)	the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any such class or series;

(iv)
whether or not the shares of any such class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(v)
whether or not the shares of such class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

(vi)
the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, or a combination thereof, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(vii)
the preferences, if any, and the amounts thereof which the holders of any such class or series shall be entitled to receive upon the voluntary and involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(viii)
whether or not the shares of any such class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation, and the conversion price or prices, ratio or ratios, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(ix)	such other special rights and provisions with respect to any such class or series as may seem advisable to the Board of Directors of the Corporation.

(3)
The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors of the Corporation may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

(c)	General

(1)
Subject to the foregoing provisions of these Articles of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (in any form, but not less in value than the par value thereof) as may be fixed by the Board of Directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

(2)
The Corporation shall have authority to create and issue rights and options entitling their holders to purchase or otherwise acquire shares of the Corporation’s capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors of the Corporation or any committee thereof. The Board of Directors of the Corporation or any committee thereof shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received (which may be in any form) for any shares of capital stock subject thereto shall have a value not less than the par value thereof.

ARTICLE VI.    TRANSACTIONS WITH OFFICERS, DIRECTORS OR SHAREHOLDERS

No contract or transaction between the Corporation and one or more of its directors, officers, or shareholders or between the Corporation and any person (as used herein “person” means any other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or shareholders are directors, officers, or shareholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed to or are known by the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors (if more than one); or (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed to or are known by the shareholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of the shareholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof (to the extent permitted by applicable law), or the shareholders. Shares owned or controlled by an officer or director who has an interest in the contract or transaction shall not be counted in the vote of the shareholders on such contract or transaction.

ARTICLE VII.    INDEMNIFICATION

(a)
The Corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Article.

(b)
The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article, the Bylaws or under Section 607.0850 of the Florida Act or any other provision of law.

ARTICLE VIII.    BOARD OF DIRECTORS

(a)
The number of directors constituting the Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation, provided that such number shall be no fewer than five (5) and no more than twelve (12) (plus such number of directors as may be elected from time to time pursuant to the terms of any series of Preferred Stock that may be issued and outstanding from time to time). The directors of the Corporation (exclusive of directors who are elected pursuant to the terms of, and serve as representatives of the holders of, any series of Preferred Stock) shall be referred to herein as “Classified Directors” and shall be divided into three classes, with the first class referred to herein as “Class I,” the second class as “Class II,” and the third class as “Class III.” Each class shall consist as nearly as possible of one–third ( 1/3) of the total number of directors making up the entire Board of Directors. The term of office of the Class I directors shall expire at the 2003 annual meeting of shareholders, the term of office of the Class II directors shall expire at the 2005 annual meeting of shareholders, and the term of office of the Class III directors shall expire at the 2004 annual meeting of shareholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of shareholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

(b)
Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by series or by class (excluding holders of Common Stock), to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of these Articles of Incorporation (including any amendment to these Articles of Incorporation that designates a series of Preferred Stock), and such directors so elected by the holders of Preferred Stock shall not be divided into classes pursuant to this Article unless expressly provided by such terms.

(c)
Any or all Classified Directors may be removed, but only for cause, at any annual or special meeting of shareholders, upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock of the Corporation then entitled to vote in person or by proxy at an election of such Classified Directors, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

(d)	Election of directors, whether Classified Directors or otherwise, need not be by written ballot.

ARTICLE IX.    SPECIAL MEETINGS OF SHAREHOLDERS; NO ACTION BY WRITTEN
                CONSENT

Special meetings of shareholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the Classified Directors then serving, by the Chairman of the Board, or by written demand of any holder or holders of at least twenty–five percent (25%) of the outstanding shares of capital stock of the Corporation then entitled to vote on any matter for which the respective special meeting is being called, such demand to describe the purpose or purposes for which such meeting is called. Shareholders of the Corporation may not act by written consent in lieu of a meeting.

ARTICLE X.    VOTE REQUIRED FOR CERTAIN MATTERS

In addition to any other vote required by law (including, without limitation, Section 607.0901 of the Florida Act (“Section 0901”)), an “Affiliated Transaction” as defined in Section 0901 shall be subject to the voting requirements set forth in subsection (2) of Section 0901 unless all of the conditions specified in any one of the paragraphs (a), (b), (c), (d) or (e) of subsection (4) of Section 0901 are met, regardless of whether the conditions specified in paragraph (f) of subsection (4) of Section 0901 or any successor “fair price” provisions are satisfied.

The provisions of Articles VIII, IX and X of these Articles of Incorporation may only be amended upon the affirmative vote of the holders of at least two–thirds (2/3) of the outstanding shares entitled to vote generally in the election of directors, voting together as a class.

Exhibit B

GEVITY HR, INC.

2002 STOCK INCENTIVE PLAN

SECTION 1    DEFINITIONS

1.1  Definitions.    Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)  “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(b)  “Board of Directors” means the board of directors of the Company.

(c)  “Change in Control” means any one of the following events which may occur following the Plan’s adoption by the Board of Directors, but only if the event shall have occurred without the express approval of the Board of Directors:

(1)  there occurs the acquisition by any person or persons acting in concert of the Company’s then outstanding voting securities if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote twenty-five percent (25%) or more of any class of voting securities of the Company;

(2)  within any twelve-month period the persons who were directors of the Company immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors; provided that any director who was not a director immediately following any initial public offering shall be deemed to be an Incumbent Director if that director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company shall be deemed to be an Incumbent Director;

(3)  there occurs the approval by shareholders of the Company of a reorganization, merger or consolidation, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or

(4)  there occurs the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

(d)  “Code” means the Internal Revenue Code of 1986, as amended.

(e)  “Committee” means the committee appointed by the Board of Directors to administer the Plan or, in lieu of any such appointment, the full membership of the Board of Directors. The Board of

Directors shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act.

(f)  “Company” means Gevity HR, Inc., a Florida corporation.

(g)  “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(h)  “Dividend Equivalent Rights” means certain rights to receive cash payments as described in Section 3.5.

(i)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(j)  “Fair Market Value” refers to the determination of the value of a share of Stock as of a date, determined as follows:

(1) if the shares of Stock are actively traded on any national securities exchange or any Nasdaq quotation or market system, Fair Market Value shall mean the closing price at which sales of Stock shall have been sold on the most recent trading date immediately prior to the date of determination, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded;

(2) if the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the arithmetic mean of the bid and asked prices for the shares of Stock on the most recent trading date within a reasonable period prior to the determination date as reported by such exchange or system; or

(3) if there are no bid and asked prices within a reasonable period or if the shares of Stock are not traded on any exchange or system as of the determination date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant; provided that, for purposes of granting awards other than Incentive Stock Options, Fair Market Value of a share of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value and provided further that, for purposes of granting Incentive Stock Options, Fair Market Value of a share of Stock shall be determined in accordance with the valuation principles described in the regulations promulgated under Code Section 422.

(k)  “Incentive Stock Option” means an incentive stock option contemplated by the provisions of Code Section 422 or any successor thereto.

(l)  “Nonqualified Stock Option” means an option that is not designated as, or otherwise intended to be, an Incentive Stock Option.

(m)  “Option” means a Nonqualified Stock Option or an Incentive Stock Option.

(n)  “Over 10% Owner” means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(o)  “Participant” means an individual who receives a Stock Incentive hereunder.

(p)  “Performance Unit Award” refers to a performance unit award as described in Section 3.6.

(q)  “Phantom Shares” refers to the rights described in Section 3.7.

(r)  “Plan” means the Gevity HR, Inc. 2002 Stock Incentive Plan.

(s)  “Stock” means the Company’s common stock, $.01 par value per share.

(t)  “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(u)  “Stock Award” means a stock award described in Section 3.4.

(v)  “Stock Incentive Agreement” means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

(w)  “Stock Incentive Program” means a written program established by the Committee, pursuant to which Stock Incentives, other than Options or Stock Appreciation Rights, are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(x)  “Stock Incentives” means, collectively, Dividend Equivalent Rights, Options, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards.

(y)  “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(z)  “Termination of Employment” means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2    THE STOCK INCENTIVE PLAN

2.1  Purpose of the Plan.    The Plan is intended to (a) provide incentive to officers, employees, directors, consultants and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers, employees, directors, consultants and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining key personnel and service providers.

2.2  Stock Subject to the Plan.    Subject to adjustment in accordance with Section 5.2, 2,000,000 shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time may the Company have outstanding under the Plan Stock Incentives subject to Section 16 of the Exchange Act and shares of Stock issued in respect of Stock Incentives under the Plan in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.

2.3  Administration of the Plan.    The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors, consultants and service providers of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants.

As to any matter involving a Participant who is neither a “reporting person” for purposes of Section 16 of the Securities Exchange Act of 1934 nor a “covered employee” for purposes of Section 162(m) of the Code, the Committee may delegate to any member of the Board of Directors or officer of the Company the administrative authority to (a) interpret the provisions of the Participant’s Stock Incentive Agreement and (b) determine the treatment of Stock Incentives upon a Termination of Service, as contemplated by Plan Section 3.8.

2.4  Eligibility and Limits.    Stock Incentives may be granted only to officers, employees, directors, consultants and other service providers of the Company, or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s). Pursuant to Section 162(m) of the Code and the regulations thereunder, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted during any calendar year to any employee may not exceed 1,000,000. In applying this limitation, if an Option or Stock Appreciation Right, or any portion thereof, granted to an employee is cancelled or repriced for any reason, then the shares of Stock attributable to such cancellation or repricing either shall continue to be counted as an outstanding grant or shall be counted as a new grant of shares of Stock, as the case may be, against the affected employee’s 1,000,000 limit for the appropriate calendar year.

SECTION 3    TERMS OF STOCK INCENTIVES

3.1  Terms and Conditions of All Stock Incentives.

(a) The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits on Options and Stock Appreciation Rights in Section 2.4. If a Stock Incentive Agreement so provides, a Participant may be granted a new Option to purchase a number of shares of Stock equal to the number of previously-owned shares of Stock tendered in payment of the Exercise Price (as defined below) for each share of Stock purchased pursuant to the terms of the Stock Incentive Agreement.

(b) Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Incentive Agreement or

Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void.

(c)  The date a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

(d)  Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

(e)  Unless otherwise permitted by the Committee, Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed, by the successor in interest determined under the Participant’s will. Notwithstanding the foregoing, the Committee shall not permit Incentive Stock Options to be transferred or assigned beyond the limitations set forth in this Section 3.1(e).

3.2  Terms and Conditions of Options.    Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a)  Option Price.    Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the “Exercise Price”) per share of Stock purchasable under any Option must be as set forth in the applicable Stock Incentive Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted with respect to an Incentive Stock Option. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

(b)  Option Term.    Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option must be as specified in the applicable Stock Incentive Agreement.

(c)  Payment.    Payment for all shares of Stock purchased pursuant to the exercise of an Option will be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides:

(1)  by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(2)  in a cashless exercise through a broker; or

(3)  by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

(d)  Conditions to the Exercise of an Option.    Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary.

(e)  Termination of Incentive Stock Option Status.    With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option’s status as an Incentive Stock Option shall expire no later than three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, up to one (1) year must be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Stock Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)  Special Provisions for Certain Substitute Options.    Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

3.3  Terms and Conditions of Stock Appreciation Rights.    Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option and which, in the case of a Stock Appreciation Right that is granted to a Participant who is then a “covered employee” for purposes of Section 162(m) of the Code, shall not be less than the Fair Market Value of the Stock at the time of the award. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

(a)  Settlement.    Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

(b)  Conditions to Exercise.    Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

3.4  Terms and Conditions of Stock Awards.    The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

3.5  Terms and Conditions of Dividend Equivalent Rights.    A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

(a)  Payment.    Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b)  Conditions to Payment.    Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

3.6  Terms and Conditions of Performance Unit Awards.    A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, the performance factors applicable to the determination of the ultimate payment value of the Performance Unit Award and the period over which Company performance shall be measured. The Committee may provide for an alternate base value for each unit under certain specified conditions.

(a)  Payment.    Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

(b)  Conditions to Payment.    Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

3.7  Terms and Conditions of Phantom Shares.    Phantom Shares shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Phantom Share awards containing performance criteria may be designated as Performance Share Awards.

(a)  Payment.    Payment in respect of Phantom Shares may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b)  Conditions to Payment.    Each Phantom Share granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.

3.8  Treatment of Awards Upon Termination of Employment.    Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Employment or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment or other service relationship or such other factors as the Committee determines are relevant to its decision to continue the award.

SECTION 4    RESTRICTIONS ON STOCK

4.1  Escrow of Shares.    Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2  Restrictions on Transfer.    The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

SECTION 5    GENERAL PROVISIONS

5.1  Withholding.    The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding tax in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a “Withholding Election”). A Participant may make a Withholding Election only if both of the following conditions are met:

(a)  The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

(b)  Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

5.2  Changes in Capitalization; Merger; Liquidation.

(a)  The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Unit Award, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Performance Unit Award, Phantom Share and Stock Appreciation Right pertains may be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

(b)  In the event of any merger, consolidation, extraordinary dividend (including a spin-off), reorganization or other change in the corporate structure of the Company or its Stock or tender offer for shares of Stock, the Committee, in its sole discretion, may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, extraordinary dividend (including a spin-off), reorganization, other change in corporate structure or tender offer, including, without limitation, the assumption of other awards, substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards, all as may be provided in the applicable Stock Incentive Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in the event of any such merger, consolidation, extraordinary dividend (including a spin-off), reorganization or other change in the corporate structure of the Company or its Stock or tender offer for shares of Stock. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive.

(c)  The existence of the Plan and the Stock Incentives granted pursuant to the Plan must not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3  Cash Awards.    The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

5.4  Compliance with Code.    All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

5.5  Right to Terminate Employment or Service Relationship.    Nothing in the Plan or in any Stock Incentive Agreement confers upon any Participant the right to continue as an officer, employee, director, consultant or other service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or service relationship at any time.

5.6  Non-alienation of Benefits.    Other than as specifically provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.7  Restrictions on Delivery and Sale of Shares; Legends.    Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.8  Listing and Legal Compliance.    The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.9  Termination and Amendment of the Plan.    The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the Participant under such Stock Incentive.

5.10  Stockholder Approval.    The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Stock Incentive granted hereunder will be void.

5.11  Choice of Law.    The laws of the State of Florida govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.12  Effective Date.    The Plan shall become effective upon the date the Plan is approved by the Board of Directors.

IN WITNESS WHEREOF, the Company has executed this Plan on this 30th day of May, 2002.

GEVITY HR, INC.

By:

Title:	Chief Executive Officer

Exhibit C

GEVITY HR, INC.

ANNUAL INCENTIVE COMPENSATION PLAN
FOR
EXECUTIVE OFFICERS

I.    INTRODUCTION

1.1.  Purpose.    The purpose of this Plan is to recruit and retain highly qualified executives and other employees, to provide incentives to such individuals to attain the goals of Gevity HR, Inc. (the “Company”) and its Affiliates (as defined below) and to provide such employees with incentive compensation based on the performance of the Company in order to enhance shareholder value. The Plan is designed to ensure that the bonuses paid hereunder to eligible participants, is deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

1.2.  Description.    This Plan is the means by which the Committee (as defined below) shall determine annual incentive bonuses and effect and implement awards for participating employees hereunder.

II.    DEFINITIONS

As used in this Plan, the following terms shall have the following meanings:

“Affiliate” means (a) an entity that directly or through one or more intermediaries is controlled by the Company, and (b) any entity in which the Company has a significant equity interest, as determined by the Company.

“Annual Incentive Bonus” means a bonus payable with respect to a fiscal year of the Company determined in accordance with Article 5 hereof.

“Base Compensation” means the base rate of annual salary payable to a Participant as most recently reflected on the books and records of the Company, exclusive of bonus, commission, fringe benefits, employee benefits, expense allowances and other nonrecurring forms of remuneration.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, which shall consist of two or more members of the Board of Directors of the Company, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code.

“Participant” means an employee of the Company or any Affiliate meeting the requirements of Article 2 hereof, who is selected to participate in the Plan by the Committee.

“Performance Measures” means the goals established by the Committee under an objective formula or standard pursuant to the Plan. Such goals shall consist of one or any combination of the following criteria: revenue, gross profit, operating expenses, earnings per share, return on net assets (defined as earnings before interest and taxes divided by net assets), cash return on assets, operating return on assets, earnings before interest, taxes, depreciation and amortization, client retention, new client acquisition, worksite employee growth rate, workers’ compensation billed mix, client health benefit plan subsidy, internal employee turnover rate, return on invested capital, or return on equity. The Performance Measures (a) shall be established by the Committee no later than the end of the first quarter of the applicable period (or such other time designated by the Internal Revenue Service) and (b) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code.

“Plan” means the Gevity HR, Inc. Annual Incentive Compensation Plan for Executive Officers, as in effect and as amended from time to time.

III.    ADMINISTRATION

The administration and operation of the Plan shall be supervised by the Committee with respect to all matters. The Committee may delegate responsibility for the day-to-day administration and operation of the Plan to such employees of the Company as it shall designate from time-to-time. The Committee shall interpret and construe any and all provisions of the Plan and any determination made by the Committee under the Plan shall be final and conclusive. Neither the Board nor the Committee, nor any member of the Board, nor any employee of the Company shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan (other than acts of willful misconduct) and the members of the Board and the Committee and the employees of the Company shall be entitled to indemnification and reimbursement by the Company to the maximum extent permitted at law in respect of any claim, loss, damage or expense (including counsel’s fees) arising from their acts, omissions and conduct in their official capacity with respect to the Plan. The Plan shall be interpreted in view of the intention that any grant of compensation pursuant to the Plan is intended to qualify as performance-based compensation with the meaning of Code Section 162(m) and the regulations and interpretations promulgated thereunder.

IV.    PARTICIPATION

Each employee of the Company or any Affiliate holding a position of Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Executive Vice President, Senior Vice President or Vice President (or equivalent position at a non-corporate Affiliate) shall be eligible to receive awards under the Plan.

V.    ANNUAL INCENTIVE BONUS

5.1.  Establishment of Performance Goals.    Within the first ninety (90) days of each fiscal year of the Company, the Committee shall establish the Performance Measures for the payment of individual awards under the Plan.

5.2.  Annual Incentive Bonus.    The Committee may establish percentages of each eligible Participant’s Base Compensation to be paid as an Annual Incentive Bonus under this Article 5 upon the attainment of the Performance Measures. After establishing the percentages of Base Compensation to be paid as an Annual Incentive Bonus under this Article 5 for a fiscal year, the Committee may reduce, but not increase, by up to 25% of the amount of the Annual Incentive Bonus which would have otherwise been payable to a Participant based upon the Committee’s determination of the performance of such Participant for such fiscal year in other qualitative goals established by the Committee from time to time. In no event shall the amount of the Annual Incentive Bonus payable to any Participant attributable to a fiscal year exceed $1,000,000.

5.3.  Determination of Achievement of Performance Measures.    The Committee shall certify the level of achievement of the Performance Measures as soon as practical after the end of the fiscal year for which the determination is being made.

5.4.  Payment of Annual Incentive Bonus.

(a)  As soon as practical after the expiration of each fiscal year of the Company, Participants who remained employed until the last day of the fiscal shall be entitled to receive the Annual Incentive Bonus determined in accordance with this Article 5. A Participant who during the year died or became disabled, as determined by the Committee in its sole discretion, shall be entitled to a prorated Annual Incentive Bonus based on the number of months and partial months elapsed during such fiscal year. Payment of Annual Incentive Bonuses shall be made in cash.

(b)  The Committee may, in its discretion, institute a program allowing Participants to defer the receipt of all or a portion of their Annual Incentive Bonus otherwise payable under Subsection (a) of this Section.

(c)  Before any Annual Incentive Bonus is paid to any Participant, the Committee shall certify in writing that the applicable Performance Measures were in fact satisfied.

5.5.  Participants Rights Unsecured.    The right of any Participant to receive Annual Incentive Bonus under the Plan shall constitute an unsecured claim against the general assets of the Company.

5.6  Withholding Taxes.    The Company shall have the right to deduct from each bonus payment any federal, state and local taxes required by such laws to be withheld with respect to the payment.

5.7  No Other Bonus Awards.    Participants shall not be eligible to participate in any other annual bonus program maintained by the Company for those fiscal years during which the Plan continues to be maintained.

VI.    GENERAL PROVISIONS

6.1.  Adjustment of Performance Measures.    The Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting, but only to the extent such adjustment would not cause any portion of the award, upon payment, to be nondeductible pursuant to Section 162(m) of the Code.

6.2.  Amendment and Termination.    The Committee may at any time amend, suspend, discontinue or terminate the Plan. No Annual Incentive Bonus shall be paid for any fiscal year if the Plan is terminated prior to the last day of such fiscal year. All determinations concerning the interpretation and application of this Section 6.2 shall be made by the Committee.

6.3.  Designation of Beneficiary.    Each Participant who defers receipt of all or a portion of any Annual Incentive Bonus under the Plan may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments to be made following the Participant’s death. Such designation may be changed or cancelled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no such spouse shall survive the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be made in equal shares, unless the Participant has designated otherwise.

6.4.  Miscellaneous.

(a)  No Right of Continued Employment.    Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its subsidiaries or Affiliates.

(b)  No Limitation on Corporate Actions.    Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any awards made under the Plan. No employee, Participant or other person shall have any claim against the Company or any of its subsidiaries or Affiliates as a result of any such action.

(c)  Nonalienation of Benefits.    Except as expressly provided herein, no Participant or his beneficiaries shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to a corporation that acquires all or substantially all of the assets of the Company or any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and his beneficiaries, heirs, executors, administrators or successors in interest.

(d)  Severability.    If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(e)  Stockholder Approval.    The Plan shall be submitted to the stockholders of the Company for their approval before any payments of compensation are made to any Participant. If such approval is not obtained, the Plan shall be deemed null and void and no compensation shall be payable to Participants under the Plan.

(f)  Governing Law.    The Plan shall be construed in accordance with and governed by the laws of the State of Florida, without reference to the principles of conflict of laws.

(g)  Effective Date.    The Plan shall be effective beginning with the fiscal year that commences immediately after the date of stockholder approval.

(h)  Headings.    Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

GEVITY HR, INC.

Dated:	By:
Title:

Exhibit D

GEVITY HR, INC.

AUDIT COMMITTEE CHARTER

Pursuant to the Company’s Bylaws, the Board of Directors by resolution has authorized the establishment of an Audit Committee that shall consist of no less than two of the Directors then in office. The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors and do not certify the Company’s financial statements.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors. Only independent directors will serve on the Audit Committee. For purposes of this charter, “independent” shall mean a director who meets the National Association of Securities Dealers, Inc. (“NASD”) definition of “independent”. Each member of the Audit Committee must be financially literate, and at least one member of the Audit Committee must have accounting or related financial management expertise. The Audit Committee shall assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s financial information that will be provided to the Company shareholders and others, the systems of internal controls, which management and the Board of Directors have established, all audit processes and results as well as the Company’s accounting, reporting and financial practices. No audit committee member should vote on any matter in which he or she is not independent.

In addition to the matters set forth herein, the Audit Committee will perform such other functions as required by law, the Company’s Articles of Incorporation or Bylaws, or the Board of Directors.

General responsibilities

The Audit Committee:

•	will meet at least four times each year;

•	may conduct or authorize investigations into any matters within its scope of responsibilities including the retention of independent counsel, accountants, or others for assistance; and

•	will report its actions to the Board of Directors.

Responsibilities for engaging independent accountants and appointment of the internal auditor

The Audit Committee will:

•
consider and make recommendations regarding the engagement of independent accountants to conduct Company audits, subject to approval by the Board of Directors, with the independent accountants ultimately accountable to the Board of Directors;

•	review the scope of the audit, the associated fees to be paid to the independent accountants and recommend to the Board dismissal of the independent accountants;

•	confirm the independence of the independent accountant management consulting services provided by the independent accountant; and

•	review and concur in the appointment, replacement, reassignment, or dismissal and confirm the independence of the individual or firm responsible for the Company’s internal audit function.

D-1

Responsibilities for reviewing internal audits, the annual external audit, and the review of quarterly and annual financial statements

The Audit Committee will:

•
assure that the independent accountant is available to the Board of Directors at least annually, views the Board of Directors as its client and provide the Audit Committee with a timely analysis of significant financial reporting issues;

•
periodically require management, the director of internal auditing, and the independent accountant to review and report and comment on significant Company risks or exposures and actions to minimize such risks or exposures;

•	review reports on the adequacy of the Company’s internal controls, including computerized information system controls and security; and

•	review, prior to release, documents containing the Company’s financial statements, including the interim financial reports and filings with the SEC or other regulators.

After the annual examination is completed, the Audit Committee will review:

•	the Company’s annual financial statements and related footnotes;

•	the independent accountant’s audit of and report on the financial statements;

•	the auditor’s qualitative judgement about the appropriateness, not just the acceptability, of accounting principles and financial disclosures;

•	any significant difficulties or disputes with management encountered during the course of the audit;

•	any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company;

•
any transactions or courses of dealing with parties related to the Company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements; and

•	any other matters related to the annual Company audit, which are to be communicated to the committee under generally accepted auditing standards.

The Audit Committee will consider and review with management and the director of internal auditing:

•	significant findings during the year and management’s responses to them;

•	significant difficulties encountered during the course of their audits, including any restrictions on the scope of their work or access to required information;

•	changes required in the planned scope of their audit plan; and

•	the internal auditing department’s compliance with the Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

D-2

STAFF LEASING, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned appoints John E. Panning and Gregory M. Nichols, and each of them, his or her proxies with full power of substitution, to vote all the shares of common stock of Staff Leasing, Inc. that the undersigned may be entitled to vote at the annual meeting of shareholders to be held May 30, 2002, and at any adjournment or postponement thereof, as indicated on the reverse side hereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be signed and dated on reverse side).

1. Election	of Directors:
☐ FOR	☐ WITHHOLD AUTHORITY ☐ EXCEPTIONS

Nominees: Elliot B. Ross                                     and Jonathan H. Kagan
(Instructions:    To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

Exceptions

2. Approval	of the Articles of Amendment and Restatement of the Articles of Incorporation of Staff Leasing, Inc.:
☐    FOR ☐    AGAINST ☐    ABSTAIN

3. Approval	of the Gevity HR, Inc. 2002 Stock Incentive Plan:
☐    FOR ☐    AGAINST ☐    ABSTAIN

4. Approval	of the Gevity HR, Inc. Annual Incentive Compensation Plan for Executive Officers:
☐    FOR ☐    AGAINST ☐    ABSTAIN

IN ORDER TO UPDATE OUR RECORDS, INCLUDE A CHANGE OF ADDRESS, IF ANY, HERE

PLEASE DATE THE PROXY AND SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON WHEN THERE IS MORE THAN ONE OWNER, EACH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE YOUR TITLE AS SUCH. IF EXECUTED BY A CORPORATION, THE PROXY SHOULD BE SIGNED BY A DULY AUTHORIZED OFFICER.

Signature:

Date:

Signature:

Date:

Votes must be indicated (x) in Black or Blue Ink.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.